Exhibit 99.1

Lattice Semiconductor to be Acquired by Canyon Bridge Capital Partners, Inc. for $1.3 Billion

●    $8.30 per Share All-Cash Transaction Delivers 30% Premium to Shareholders

●    Privatization to Enhance Focus on Core Strategies

●    Lattice will continue to be headquartered in Portland, Oregon, operating as a subsidiary of Canyon Bridge

PORTLAND, OR and PALO ALTO, CA – November 3, 2016 – Lattice Semiconductor Corporation (NASDAQ: LSCC) (“Lattice” or the “Company”) and Canyon Bridge Capital Partners, Inc. (“Canyon Bridge”) today announced that the Company and Canyon Bridge Acquisition Company, Inc. (“Parent”), an affiliate of Canyon Bridge, have signed a definitive agreement under which Parent will acquire all outstanding shares of Lattice for approximately $1.3 billion inclusive of Lattice’s net debt, or $8.30 per share in cash. This represents a 30% premium to Lattice’s last trade price on November 2, 2016, the last trading day prior to announcement.

Darin G. Billerbeck, President and Chief Executive Officer of Lattice, commented, “We are pleased to announce the transaction today with Canyon Bridge, which will unlock tremendous value for shareholders. This transaction is the culmination of an extensive review process with our Board, financial and legal advisers, and it delivers certain and immediate cash value to shareholders while reducing our execution risk. We are excited to leverage Canyon Bridge’s resources and market connections as we enhance our focus on executing our long-term strategic plan of continued innovation. Importantly, we will operate as a standalone subsidiary after the acquisition and do not expect any changes in our operations or our unwavering commitment to continued innovation for our customers.”

Ray Bingham, Founding Partner, Canyon Bridge, noted, “Lattice’s low-power FPGA franchise, along with its video connectivity and wireless solutions, make it a compelling, strategic investment. We expect the Company will continue to leverage its existing customer relationships with major OEMs globally, while further broadening the role of its technology solutions and accelerating its strategic plans.”

Benjamin Chow, Founding Partner, Canyon Bridge, added, “Equally critical in our decision to partner with Lattice is the Company’s world-class management team and its dedicated, highly experienced employee base. Our long-term interests are aligned with Lattice’s employees and customers. We plan to build upon Lattice’s achievements and are excited to provide the resources necessary to help the Company achieve significant growth and long-term success.”

The transaction has been unanimously approved by both companies’ boards of directors and is expected to close in early 2017 subject to customary closing conditions, regulatory approvals and approval by Lattice’s shareholders. Lattice and Canyon Bridge are committed to proactive engagement with regulators to facilitate the government review process.

Upon the completion of the transaction, Lattice will be a standalone subsidiary of Canyon Bridge and Lattice’s senior management team will continue to lead the business from its current headquarters in Portland, OR.

Morgan Stanley & Co. LLC is serving as the sole financial adviser to Lattice and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal adviser. Lazard is serving as the financial adviser to Canyon Bridge and Jones Day is serving as legal adviser.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.

About Canyon Bridge Capital Partners, Inc.

Canyon Bridge is a newly formed, global private equity buyout fund, headquartered in Palo Alto, CA, focused on providing equity and strategic capital to enable technology companies to reach their full growth potential. The firm combines a deep knowledge of the global technology industry with experience in financial markets to provide world-class investment expertise in creating and maximizing value for its investors. Canyon Bridge seeks control investments in companies with strong platforms led by experienced management. Canyon Bridge’s investment philosophy is to work closely with company executives to implement best business practices and tap growth markets globally, including through additional investments and accretive acquisitions. Initial funding for Canyon Bridge comes from limited partners in China. For more information, visit www.canyonbridge.com.

For more information contact:
For Lattice:	For Canyon Bridge:

Investor Contact:	Investor Contact:
David Pasquale	Ray Bingham
Global IR Partners	Canyon Bridge Capital Partners
914-337-8801	408-456-1999
lscc@globalirpartners.com	ray.bingham@canyonbridge.com

Media Contacts:	Media Contact:
John Christiansen / David Isaacs / Paul Frankle	Robert Schwartz
Sard Verbinnen & Co	Ogilvy Public Relations
415-618-8750	202-729-4006
Lattice-SVC@sardverb.com	robert.schwartz@ogilvy.com

Sherrie Gutierrez
Lattice Semiconductor
408-826-6752
sherrie.gutierrez@latticesemi.com

Allison DeLeo
Racepoint Global
415-694-6711
Lattice@racepointglobal.com

Forward Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the proposed acquisition (the “Merger”) of the Company by Parent pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent, and Canyon Bridge Merger Sub, Inc. (“Merger Sub”, and such agreement, the “Merger Agreement”) and the potential benefits of the Merger, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all any required regulatory clearances related to the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.

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